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EXHIBIT 23 - B CONSENT OF CROWE, CHIZEK AND COMPANY LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation in this registration statement of Wayne Bancorp, Inc. on Form S-4, of our report dated January 28, 1997 on the consolidated financial statements of Wayne Bancorp, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the heading "Expert" in the prospectus, which is part of this registration statement.



                                          /s/ Crowe, Chizek and Company LLP
                                          ---------------------------------
                                          Crowe, Chizek and Company LLP


Cleveland, Ohio
December 11, 1997